UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 13, 2007

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)           As previously disclosed on a Current Report on Form 8-K filed on August 10, 2007, Raining Data Corporation (the “Company”) reported that, as a result of Richard Smith’s resignation from the Company’s Board of Directors, the Company is no longer in compliance with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) because it no longer has a majority of independent directors nor does it have at least three members on the Audit Committee, respectively.

On September 13, 2007, the Company received a Nasdaq Staff Deficiency Letter confirming that the Company no longer complies with Nasdaq’s independent director and audit committee requirements, as described above. In addition, the letter states that, consistent with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company will be provided with a cure period until the earlier of its next annual stockholders’ meeting or August 3, 2008, or, if the next annual stockholders’ meeting is held before January 30, 2008, then the Company must provide evidence of compliance no later than January 30, 2008. The letter also states that in the event the Company does not regain compliance within this period, the Company will receive written notice that its securities will be delisted. The Company intends to identify a suitable candidate to fill the vacancy on its Board of Directors and Audit Committee so that the Company can regain compliance under Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(2)(A) within the prescribed cure period.

In accordance with Nasdaq Marketplace Rule 4803(a), on September 19, 2007, the Company issued a press release announcing its receipt of the letter from Nasdaq. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION
Dated: September 19, 2007	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 19, 2007.